UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 3, 2005, the New York Stock Exchange (the “Exchange”) informed MSC.Software Corporation (the “Company”) that the Exchange has been reviewing the Company’s continued listing status and monitoring the Company because of the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2003 (the “Annual Report”).

The Exchange’s policy as it pertains to the monitoring of late Form 10-K filers has been to initiate suspension procedures if a company has not filed its Annual Report on Form 10-K within nine months after its due date.  The Exchange’s policy also allows for it to consider up to a three month extension if warranted, subject to certain conditions.  The Exchange has informed the Company that it is prepared to continue the listing of the Company’s common stock at this time, subject to ongoing review.  The Exchange will formally re-evaluate all facts by January 31, 2005.  The Exchange has stated that, if by the time of its re-evaluation it is determined that the Company will not be able to file its Annual Report by March 31, 2005, the Exchange will move forward with the initiation of suspension procedures.

The Company is attempting to file its Annual Report by March 31, 2005.  However, the Company is uncertain that it will meet the deadlines imposed by the Exchange, and no assurance can be given that the Exchange will continue to allow the Company’s stock to trade on the Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ John J. Laskey
Date:	January 6, 2005		JOHN J. LASKEY
Senior Vice President and Chief Financial Officer